UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
	          WASHINGTON, D.C.  20549


                           FORM 8-K
     Current Report Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


                         June 16, 2005
       Date of Report (Date of earliest event reported)


                       TelVue Corporation
      (Exact name of registrant as specified in its charter)


       Delaware                  0-17170             51-0299879
(State or other jurisdiction   (Commission        (I.R.S. Employer
of incorporation)               File Number)     Identification No.)


                   16000 Horizon Way, Suite 500,
                   Mt. Laurel, New Jersey  08054
              (Address of principal executive offices)


                              856-273-8888
          (Registrant's telephone number, including area code)


                                  N/A
     (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities
-----	Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
-----	(17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the
-----	Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the
-----	Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

	On June 16, 2005, the independent members of the Board of Directors Of TelVue Corporation (the "Company") and Mr. H.F. Lenfest, a director and the majority stockholder of the Company, extended the maturity date of a promissory note in the principal amount of $541,000 issued by the Company and currently held by Mr. Lenfest (the "Note") to January 1, 2011. The Note was originally issued by the Company to Science Dynamics Corporation ("Science") and was payable December 31, 1996. In January 1995, Mr. Lenfest purchased the Note from Science; the maturity date had been extended by the Company and Mr. Lenfest on a yearly basis. The Note is non-interest bearing.

	On June 16, 2005, Mr. Lenfest, the holder of all of the Company's outstanding Class A Redeemable Convertible Preferred Stock (the "Preferred Stock"), informed the Company of his intent to convert all of his 3,518,648 shares of Preferred Stock into the Company's common stock, $0.01 par value (the "Common Stock"). Each share of Preferred Stock is convertible into
6.667 shares of Common Stock. As a result of the conversion, the Company will be required to issue 23,459,133 shares of Common Stock to Mr. Lenfest. Upon conversion of the Preferred Stock, Mr. Lenfest will own approximately
77 percent of the Company's outstanding Common Stock on a fully diluted basis, measured as of June 16, 2005. The $3,518,694 reflected on the Company's balance sheet as Preferred Stock had been classified outside of stockholders' deficit because Mr. Lenfest, as the majority stockholder, could designate all of the Company's directors and therefore, could influence the Company's willingness to cause redemption of the Preferred Stock. Upon conversion of the Preferred Stock, stockholders' equity will be increased to include the $3,518,694.

	The Preferred Stock has a par value of $1 per share and provides for a cumulative 6 percent semiannual dividend. The dividend was payable in cash or additional shares of Preferred Stock at $1 per share, at the option of the Company. The Company has accrued dividends on the Preferred Stock since the beginning of 1998, but no dividends have been paid. Mr. Lenfest has agreed to relinquish his right to all accrued but unpaid dividends attributable to the Preferred Stock and the $3,061,269 reflected on the March 31, 2005 Balance Sheet as accrued dividends will be reversed and included in stockholders' equity as a decrease to the Company's accumulated deficit.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

	On June 16, 2005, the independent members of the Board of Directors of the Company and Mr. H.F. Lenfest agreed to terminate a Warrant Agreement between Mr. Lenfest and the Company. Pursuant to the Warrant Agreement, Mr. Lenfest had the right to purchase up to 29,915,160 shares of the Company's Common Stock for $.01 per share, the fair market value of the Common Stock
on the grant date.   The Warrant Agreement was entered into on March 15,
1991, in connection with a prior line of credit to the Company provided by Mr. Lenfest.


                               SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 22, 2005			TelVue Corporation


					By:     /s/ Joseph Murphy
                                                ----------------------------
					Name:   Joseph Murphy
					Title:  President and Chief Executive Office